UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The common stock of American Financial Group, Inc. (the "Registrant") is primarily listed on the New York Stock Exchange ("NYSE"), and the Registrant maintains a dual listing on The Nasdaq Stock Market LLC ("Nasdaq").
On April 1, 2015, the Registrant announced that it had notified Nasdaq that it plans to terminate and voluntarily withdraw the dual listing of its common stock from Nasdaq and list its common stock solely on the NYSE.  AFG obtained a dual listing for its common stock on Nasdaq in April 2004.  After many years of experience with dual listing, the Registrant has determined that its common stock should trade on a single national securities exchange in order to, among other things, eliminate the administrative costs and burdens associated with maintaining the listing of its common stock on multiple securities exchanges.
The Registrant anticipates that the last trading day of its dual listing on Nasdaq will be April 16, 2015, and the Registrant will file the required Form 25 to effectuate its withdrawal.
 A copy of the press release announcing the Registrant's termination and withdrawal of its dual listing on Nasdaq is filed as an exhibit with this Current Report on Form 8-K.
Item 9.01Financial Statements and Exhibits
(d)  Exhibits.

99.1	Press release dated April 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 2, 2015	AMERICAN FINANCIAL GROUP, INC. By:/s/ Mark A. Weiss Mark A. Weiss Vice President